EMPLOYMENT AGREEMENT
                           Ingram - AgriBioTech, Inc.

     THIS EMPLOYMENT AGREEMENT sets forth the agreement reached August 5, 1998 (at which point the stock options were priced) by and between RANDY INGRAM (hereinafter referred to as "Ingram") and AgriBioTech, Inc., a Nevada corporation (hereinafter referred to as "ABT").

                                   WITNESSETH

     WHEREAS, ABT desires to employ Ingram; and

     WHEREAS, Ingram desires to accept such employment with ABT; and

     WHEREAS, Ingram and ABT desire to set forth their employment relationship in a written agreement.

     NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1.00 - EMPLOYMENT

     1.01 EMPLOYMENT. ABT hereby offers to employ Ingram upon the terms and conditions hereinafter set forth, and Ingram accepts such offer.

     1.02 DUTIES. Ingram's initial title shall be Vice President, Assistant CFO, Director Business Development. Ingram shall report directly to the President, COO of ABT. Primary duties of Ingram shall include investment analysis, development of strategic fit for newly acquired companies, participation in strategic business planning efforts and to develop and supervise a capital investment review process. Ingram shall also perform all services reasonably required by ABT in furtherance of ABT's business purposes as determined, from time to time, by ABT. Ingram acknowledges that ABT may change his/her duties and/or title from time to time. Ingram shall diligently utilize his/her talents, experience and expertise to carry out Ingram's duties and achieve ABT's mission statement and goals. Ingram will work only for AgriBioTech, Inc. and its subsidiaries, as may be needed except as may be mutually agreed by Ingram and ABT.

ARTICLE 2.00 - TERM AND TERMINATION

     2.01 TERM. ABT agrees to employ Ingram in the above position commencing on or about September 15, 1998 (exact date subject to timing of Ingram leaving current position) and continuing until terminated pursuant to 2.02 below.


     2.02 TERMINATION. This Agreement may be terminated as follows:

A.       ABT may terminate this Agreement immediately with Cause. "Cause" means:

     1) Ingram's failure or refusal to adequately perform the employment duties hereunder or assigned to Ingram by ABT's Board of Directors;
     2) the commission by Ingram of any willful or intentional act which reasonably could be expected to injure the reputation, business or business relationships of ABT and/or Ingram, and/or create a legal exposure for ABT as a result of Ingram's wrongdoing.

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     3)   Ingram's  violation  of ABT's  Codes of Conduct  or other  significant policies, as set forth by ABT in its Employee Manual or other company policies as issued from time to time;
     4)   Ingram's   conviction   of  a  felony  or  of  any   crime   involving
          misrepresentation, moral turpitude or fraud; or
     5) Ingram's breach of or nonadherence to Ingram's other covenants hereunder or other agreements with ABT, and the failure to cure said breach or nonadherence within thirty (30) days of written notice thereof from ABT.

B. Termination as a result of management change: It is understood and agreed that the current Chief Executive Officer, Johnny R. Thomas, desires Ingram to become an integral part of the core management team. It is understood that both the Corporation and Ingram hope for a long term relationship. In the event there is a change in the Chief Executive Officer of the Corporation and at any time thereafter (i) the Employee is terminated or
     (ii) in the sole determination of the Employee, there is a significant adverse change in the duties, responsibilities, or compensation of the Employee, then employee shall immediately be vested in full on all stock options referenced in Section 3.02 and shall be entitled to receive a payment equal to (a) his full Compensation as set forth in section 3.01 for two (2) years from the date of such termination or determination, less $1, and (b) other employee benefits (excluding long term disability and life insurance) for two (2) years from the date of such termination or determination. In Addition to the foregoing, for a period of one (1) year following any such change of the Chief Executive Officer, Employee shall have the option of termination of this Agreement without justification and, in such event, will be entitled to (i) immediately be vested in the stock options referenced in Section 3.02 which would otherwise become vested on the next anniversary of employment following such termination and (ii) receive his full Compensation as set forth in Section 3.01 and other employee benefits for one (1) year following such termination.

C. This Agreement shall terminate immediately upon the death of Ingram, in which event, Ingram's heirs may exercise options which become vested within one year of the termination as specified in the option agreement.

D. This Agreement shall terminate upon ten (10) working days notice by the Corporation if, in the opinion of ABT, Ingram becomes substantially unable to perform services required pursuant to this Agreement because of mental, emotional or physical illness or injury, provided that ABT act, in accordance with the provisions of the Americas with Disabilities Act, the Family and Medical Leave Act, and any other relevant state or federal law.

E. ABT may terminate this Agreement (and the employment relationship between ABT and Ingram) without cause and for any reason or for no reason upon ten
     (10) working days notice.

F. In the event ABT terminates this Agreement without cause pursuant to 2.02(E), Ingram:

     1.   Will be immediately  vested in the stock options referenced in Section
          3.02 which would otherwise become vested on the next anniversary of employment following such termination;
     2. Will receive his/her full salary as set forth in Section 3.01 (payable on ABT's regular paydays) for a period of twelve months; and
     3. Any bonus or any benefits, except that medical insurance will be available through COBRA, upon Ingram payment of COBRA premiums.

G. This Agreement shall terminate upon ten (10) working days notice to ABT by Ingram, provided that upon receipt of such notice, ABT may elect to pay Ingram two weeks pay in lieu of notice and the Agreement shall terminate effective immediately. In the event Ingram so elects to terminate this Agreement, ABT has no obligation to make any separation or severance payments to Ingram, and Ingram has no rights to exercise any stock options exercisable on dates after the termination of this Agreement.

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H.   Termination of this  Agreement  shall not relieve the parties hereto of any rights or obligations which specifically survive the termination of this Agreement.

     2.03 INGRAM'S OBLIGATIONS AT TERMINATION. At termination of this Agreement Ingram shall:

     A. Return all ABT equipment, documents, computerized data or programs, and any other ABT property or material in the possession or control of Ingram;

     B. Abide by the provisions of this Agreement which survive termination of this Agreement, including but not limited to, paragraph 4.02(E), Articles 5.00 and 6.00; and

     C.   Abide  by  any  other  ABT  policies   governing  the  obligations  of
          terminated employees, as set forth from time to time in ABT's employee manual or other ABT policies.

ARTICLE 3.00 - COMPENSATION

     3.01 SALARY. ABT shall pay Ingram, as consideration for his/her services, a salary equal to an annual rate of $150,000. Ingram shall be eligible for an increase in salary annually beginning July 22. Such increase, if any, will be determined by ABT, in its sole discretion, after annual review. The salary will be payable in equal bi-weekly installments, less deductions for income tax and FICA withholding and any other deductions as authorized by Ingram or required by law.

     3.02 STOCK OPTIONS. Ingram shall be granted 250,000 options to purchase ABT's common stock. Ownership in said options shall vest on the following schedule, subject to Ingram continuing employment with ABT on the vesting date (unless otherwise set forth in Article 2.02 (B) and (D)):
     A) 50,000 vest at the signing of this Agreement, exercisable at $15.5625 per share;
     B) 50,000 vest on the first anniversary of employment, exercisable at $15.5625 per share;
     C) 50,000 vest on the second anniversary of employment, exercisable at $15.5625 per share;
     D) 50,000 vest on the third anniversary of employment, exercisable at $15.5625 per share; and
     E) 50,000 vest on the fourth anniversary of employment, exercisable at $15.5625 per share.

     3.03 BONUS. In order to reflect any outstanding contribution to ABT by Ingram, ABT may pay Ingram, in addition to the compensation for services described in Section 3.01 above, a bonus in an amount determined by ABT in its sole discretion

     3.04 VACATION. During the term of this Agreement, Ingram shall be eligible for vacation pursuant to the terms of the ABT Employee Manual, during which time Ingram's compensation shall be paid in full, provided, however, that Ingram will be granted an accrual for two (2) weeks of vacation upon commencement of employment and will be eligible to take any accrued vacation upon commencement of employment.

     3.05 BENEFITS. During the term of this Agreement, Ingram shall be eligible to receive insurance and other Employee benefits generally available to Employees of ABT pursuant to the terms of the various employee benefit plans.

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ARTICLE 4.00 - SPECIFIC OBLIGATIONS OF THE PARTIES

     4.01 ABT'S OBLIGATIONS. ABT shall provide Ingram with and pay Ingram's expenses for the following:

     A. Such equipment, materials and supplies as Ingram reasonably requires for the performance of his services;
     B. Costs, including meals, lodging, and transportation reasonably incurred by Ingram to fulfill his duties and responsibilities to ABT; and
     C. Pre approved expenses for professional dues, tuition, publications, and continuing professional education, pursuant to ABT's policies for such expenses.

     4.02 INGRAM'S OBLIGATIONS. Ingram agrees that during the term of this Agreement, he/she shall:

     A. Faithfully and to the best of his/her ability and skill serve ABT and perform his/her duties pursuant to this Agreement;
     B.   Maintain records in the manner established by ABT;
     C. Keep current all records, reports, insurance records and clerical work required by ABT;
     D. Abide by the practices, policies and codes of conduct set forth in ABT's policies and practices, as disseminated from time to time, except as expressly modified in this Agreement; and
     E. Disclose and assign to ABT Ingram's entire rights in all inventions, ideas, intellectual property, designs, trademarks, copyrights, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas or copyrightable works relating to Ingram's work at ABT or that which is aided by the use of ABT's equipment, supplies, facilities or trade secret information. Ingram agrees to execute whatever documents are necessary to effect such assignment as requested from time to time by ABT.

ARTICLE 5.00 - COVENANTS

     5.01 COVENANT NOT TO COMPETE. ABT and Ingram acknowledge and confirm that Ingram shall not compete with ABT while employed by ABT or for a one-year period after employment ceases (the "Non-Compete Period"). "Compete" shall mean any relationship with any entity whose primary business is based on turf grass, forage grass or alfalfa seed products in any geographic area serviced by ABT.

     5.02 COVENANT FOR PROTECTION OF CONFIDENTIAL AND/OR PROPRIETARY INFORMATION. ABT and Ingram recognize that during the course of Ingram's employment, Ingram will have access to information which ABT and its affiliated companies deem proprietary and/or confidential (hereinafter referred to as "Information").

     In order to protect the Information, during the period of Ingram's employment with ABT and thereafter, for an unlimited period, Ingram shall not disclose Information he/she receives or has received from ABT or its affiliated companies that is proprietary and/or confidential in nature, including, but not by way of limitation, Information marked PROPRIETARY or CONFIDENTIAL or STRICTLY PRIVATE or INTERNAL DATA, to any other person, firm or company, or use it for his own benefit except as provided herein, and shall use such care to safeguard the information as is set forth in ABT's Employee Manual or other policies, and, in any event, shall use no less stringent degree of care to avoid disclosure or use of such Information than Ingram employs with respect to his/her own proprietary and/or confidential information which he/she does not wish to be disseminated, published or disclosed.

     The parties hereto agree that Information shall not be deemed proprietary and/or confidential and Ingram shall have no obligation with respect to any such Information which:

     A.   Is or becomes publicly known through no wrongful act of Ingram;

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     B.   Is  furnished  to a third  party by ABT and its  affiliated  companies without a similar restriction on the third party's rights; or
     C. Is approved for release by written authorization of ABT or its affiliated companies.

     In the event Information in Ingram's possession should be lost, stolen or otherwise compromised, Ingram shall promptly notify ABT by phone, and follow up with a detailed report in writing within ten (10) days. Ingram shall then follow ABT's requests to recover such information.

     Ingram shall return at any time upon ABT's request, and/or upon termination of this Agreement, all tangible forms of Information including documents, drawings, computerized data or programs, specifications, devices, models or any other material.

     5.03 ENFORCEMENT OF COVENANTS. Ingram and ABT agree that the periods set forth in this Article 5.0 are reasonable and further that the periods set forth in this Article 5.00 do not terminate at the termination of this Agreement, but shall continue throughout any period of affiliation with ABT, and for any stated period thereafter.

     5.04 DEFINITION OF AFFILIATION. Affiliation, as used in this Article, shall mean any proprietary, employment or fiduciary relationship of Ingram with ABT and its affiliated companies, including, but not limited to, the position of Ingram as director, officer, Ingram or consultant of ABT or its affiliated ABT's.

     5.05 SURVIVAL. This Article 5.00, and its obligations shall survive any termination of this Agreement.

ARTICLE 6.00 - MISCELLANEOUS

     6.01 UNFAVORABLE STATEMENTS. Ingram agrees not to directly or indirectly defame, disparage, libel or otherwise convey an unjust unfavorable impression of ABT or the business or businesses operated by ABT and its subsidiaries. Ingram further agrees that he will not make public comments on the reason for his termination of employment with ABT.

     6.02 COOPERATION IN CLAIMS. Ingram agrees to assist ABT in representing ABT's interests with respect to claims and litigation brought by or against ABT arising during or relating to Ingram's employment with ABT.

     6.03 NONSOLICITATION. Ingram agrees that during the term of his employment with ABT and for a period of 2 years after termination of this Agreement, Ingram shall not interfere with ABT's employment and business relationships with ABT employees, customers, vendors or other such affiliated entities, and that Ingram will not solicit any current employees of ABT to leave the employ of ABT.

     6.04 SURVIVAL. This article 6.00 and its obligations shall survive any termination of this Agreement.

ARTICLE 7.00 - DISPUTE RESOLUTION

     7.01 NOTICE OF DISPUTE. Ingram and ABT agree to make good faith efforts to resolve any disputes under this Agreement (except as set forth in Article 7.02) by giving the other party 30 days prior notice before commencing any legal action regarding the Agreement. In the event such dispute is not resolved after good faith efforts, ABT may, but is not required to, submit the dispute to arbitration in Las Vegas in accordance with the rules of the American Arbitration Association then in effect, and, if ABT does so, Ingram agrees to such arbitration as the exclusive remedy for the dispute. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

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     7.02. ENFORCEMENT OF COVENANTS. The covenants in Articles 5.00 and 6.00 may be enforced by specific performance or any available legal or equitable remedy, including, but not by way of limitation, temporary restraining orders or preliminary and permanent injunctions, and ABT and its affiliated companies shall be entitled to recover from Ingram all court costs and reasonable attorney's fees incurred in enforcing these covenants. The remedies hereunder shall not be exclusive of each other, but shall be cumulative

     ABT may seek specific enforcement of these covenants without resort to the informal dispute resolution provision of Article 7.01

     7.03. ATTORNEY'S FEES. In the event of a dispute under this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs expended in such action, including but not limited to, attorney's fees arising from any arbitration proceeding.

ARTICLE 8.00 - GENERAL MATTERS.

     8.01 NEVADA LAW. This Agreement shall be governed by the laws of the State of Nevada and shall be construed in accordance therewith.

     8.02 NO WAIVER. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as waiver of any other term or provision.

     8.03 BINDING EFFECT. This Agreement shall be binding upon the parties, their heirs, executors, administrators, successors or assignees. The parties agree to do any and all things necessary to effectuate the purpose of this Agreement.

     8.04 CONSTRUCTION. Throughout this Agreement, the singular shall include the plural; the plural shall include the singular; and the masculine and neuter shall include the feminine, wherever the context so requires.

     8.05 TEXT TO CONTROL. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     8.06 SEVERABILITY. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions never had been inserted in this Agreement.

     8.07 AMENDMENT. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such changes, signed by ABT and Ingram.

     8.08 NOTICES. All notices required to be given by this Agreement shall be made in writing either by:

     A. Personal delivery to the party requiring notice with written confirmation of receipt; or
     B. Mailing notice in the U.S. mails to the last known address of the party requiring notice, which shall be the address shown on the records of ABT for Ingram, and the corporate headquarters of ABT for ABT, attention CEO, by certified mail, return receipt requested.

     The effective date of the notice shall be the date of the written receipt received upon delivery in Paragraph A above or four (4) days after the date the notice was delivered to the U.S. mail as posted on the receipt in Paragraph B above.

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     The parties  hereby execute this  Employment  Agreement on the day and year first written above.

                                                 AGRIBIOTECH, INC.

                                                 /s/ Kent Schulze
                                                 -------------------------------
                                                 Kent Schulze
EMPLOYEE:

/s/ Randy Ingram
----------------
Randy Ingram




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